Exhibit 99.1

Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA REPORTS RECORD QUARTERLY INCOME FOR

FIRST QUARTER 2006

Poway, CA., April 26, 2006 – ALDILA, INC. (NASDAQ:NMS:ALDA) announced today net sales of $20.8 million and net income of $4.3 million ($0.78 fully diluted per share) for the three months ended March 31, 2006. In the comparable 2005 first quarter, the Company had net sales of $17.8 million and net income of $3.3 million ($0.61 fully diluted per share).

“We are pleased with the strong results achieved in our first quarter of 2006. Driven by increased revenues from golf shafts, prepreg and hockey products, our sales increased by 17% versus the first quarter of last year. Our net income of $4.3 million or $0.78 fully diluted per share represents the best quarter the Company has had in its history. The average selling price of golf shafts increased by 4% quarter on quarter on a 7% increase in unit sales. Branded sales increased by 2% and co-branded sales increased 100% versus the 2005 quarter and together represented 57% of our golf shaft sales in the current quarter as compared to 54% in the comparable quarter of last year. Gross profit increased by $2.2 million to $9.7 million for the first quarter of 2006 as compared to $7.4 million for the first quarter of 2005. Gross margin, driven by higher average selling prices, increased to 47% for the first quarter of 2006 as compared to 42% for the same quarter of 2005. The Company’s backlog of sales orders as of March 31, 2006 of $12.3 million was slightly higher than the $12.2 million at March 31, 2005. Our cash balance was $16.7 million at March 31, 2006,” said Mr. Peter R. Mathewson, Chairman of the Board and CEO.

“Our NV™ Pink wood shaft is enjoying very good acceptance as several OEMs are now offering it in their custom programs. We are about to begin sales of our VS Proto wood and hybrid shafts. These bright blue shafts feature Next Generation Micro Laminate Technology™ that incorporate carbon nano tubes with our new A65 Performance Resin System enabling the use of advanced ultra high modulus graphite fibers. The VS Proto wood shaft has been doing very well on the PGA Tour and has become our most popular shaft model in play. The VS Proto Hybrid 95 has won every Darrell Survey Hybrid shaft count this PGA season making it the number one hybrid shaft on tour. As the year progresses, we expect numerous OEM stock custom and custom upgrade programs to include the VS Proto wood and hybrid shaft. The selling price of this new super premium shaft family will be higher than our NV™ shafts,” said Mr. Mathewson.

“We have made the decision to expand and diversify our shaft manufacturing capacity and have selected a site in Vietnam. The new factory to be built and owned by Aldila will be located in the Vietnam Singapore Industrial Park (“VSIP”), located 17 km from Ho Chi Minh City. The VSIP is within easy reach of the city’s international airport and major seaports. As a self-contained industrial park, the VSIP offers international companies a world class manufacturing environment with reliable utilities and one-stop customer services, including an on-site customs office. Aldila has been issued an Investment License and should soon have a Land Lease Agreement in place with factory construction to begin soon after. The target is to have the factory operational by the first quarter of 2007,” Mr. Mathewson said.

“We continue to see strong third party sales of our composite prepreg materials with an increase of 42% in sales in the first quarter 2006 versus the first quarter of 2005. Third party prepreg sales in the 2006 quarter represented 10.2% of consolidated sales. Our new resin filmer should be operational soon and set to support the existing prepreg lines and our new prepreg tape line targeted to be installed and operational in the fourth quarter of this year. We expect to run our prepreg lines at or near full capacity throughout the year,” Mr. Mathewson said.

“Our hockey business has returned to more normal levels and we are focused on providing the very best service to our customer to support their Pro Service business that is critical to building their market share,” said Mr. Mathewson.

“Carbon Fiber Technology LLC (“CFT”), our joint venture carbon fiber plant, is running smoothly and the outlook for increased production this year versus last year is looking more and more promising. In a carbon fiber short world, CFT is providing Aldila opportunities it would not otherwise have and this should continue for the foreseeable future,” Mr. Mathewson said.

Aldila will host a conference call at 5 p.m. Eastern time, on Wednesday, April 26, 2006, with Peter R. Mathewson, Chairman and CEO and Robert J. Cierzan, Chief Financial Officer, to review Aldila’s 2006 first quarter financial results. For telephone access to the conference call dial 800-938-0653 or 973-935-2408 for international calls and request connection to the Aldila conference call. A live web cast of the conference call can be accessed on the Aldila web site at http://www.aldila.com. An archive of the web cast will be available through our web site for 90 days following the conference call.

This press release contains forward-looking statements based on our expectations as of the date of this press release. These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future. Such forward-looking statements include, but are not limited to, implications concerning the acceptance of the NV™ shaft and that its success will continue to attract new customer accounts. Forward-looking statements are necessarily subject to risks and uncertainties. Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors. Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2005, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of

Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K. The forward-looking statements in this press release are particularly subject to the risks that:

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our product offerings, including the Aldila NV™ shaft line and product offerings outside the golf industry, will not continue to achieve success with consumers or OEM customers;

•                  our business with Mission Hockey will not grow, or it declines;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  CFT will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture;

•                  the Company will not be able to acquire adequate supplies of carbon fiber, other than that being produced at CFT, at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished product to meet customer demand.

For additional information about Aldila, Inc., please go to the Company’s web site at www.aldila.com.

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ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands, except share data)

	March 31,	December 31,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,708	$15,821
Accounts receivable	10,382	7,233
Income taxes receivable	—	895
Inventories	13,849	12,387
Deferred tax assets	1,367	1,352
Prepaid expenses and other current assets	497	625
Total current assets	42,803	38,313

PROPERTY, PLANT AND EQUIPMENT	6,023	5,570

INVESTMENT IN JOINT VENTURE	2,981	2,895

DEFERRED TAXES	1,051	1,051

OTHER NON-CURRENT ASSETS	255	260

TOTAL ASSETS	$53,113	$48,089

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,079	$6,294
Income taxes payable	1,765	—
Accrued expenses	1,870	3,214
Total current liabilities	8,714	9,508

LONG-TERM LIABILITIES:
Deferred rent and other long-term liabilities	35	30
Total liabilities	8,749	9,538

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 5,508,753 shares as of March 31, 2006 and 5,395,523 shares as of December 31, 2005 respectively	55	54
Additional paid-in capital	48,511	47,041
Accumulated deficit	(4,202)	(8,544)
Total stockholders’ equity	44,364	38,551

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,113	$48,089

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three months ended
	March 31,
	2006	2005

NET SALES	$20,770	$17,808
COST OF SALES	11,102	10,373
Gross profit	9,668	7,435

SELLING, GENERAL AND ADMINISTRATIVE	2,861	2,322
Operating income	6,807	5,113

OTHER EXPENSE (INCOME):
Other, net	(150)	(72)
Equity in earnings of joint venture	(46)	(68)

INCOME BEFORE INCOME TAXES	7,003	5,253
PROVISION FOR INCOME TAXES	2,661	1,944

NET INCOME	$4,342	$3,309

NET INCOME PER COMMON SHARE	$0.80	$0.64

NET INCOME PER COMMON SHARE, ASSUMING DILUTION	$0.78	$0.61

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,408	5,142

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	5,545	5,437

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)

	Three months ended
	March 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,342	$3,309
Depreciation and amortization	292	322
Loss on disposal of fixed assets	1	4
Share-based compensation expense	38	—
Undistributed income of joint venture, net	(86)	(75)
Changes in working capital items, net	(4,392)	(2,800)
Net cash provided by operating activities	195	760

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(741)	(155)
Proceeds from sales of marketable securities	—	2,480
Net cash (used for) provided by investing activities	(741)	2,325

CASH FLOWS FROM FINANCING ACTIVITIES:
Benefit from exercise of stock options	—	225
Proceeds from issuance of common stock	1,433	282
Net cash provided by financing activities	1,433	507

NET INCREASE IN CASH AND CASH EQUIVALENTS	887	3,592

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	15,821	11,531

CASH AND CASH EQUIVALENTS, END OF PERIOD	$16,708	$15,123